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                                                                    EXHIBIT 21.1

BIO-VASCULAR, INC.
LIST OF SUBSIDIARIES OF THE COMPANY
FOR THE YEAR ENDED OCTOBER 31, 1997
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1)  Bio-Vascular B.V., Breda

2)  BVI-(Barbados), Inc.